March 26, 2008

Anthracite Capital, Inc.

40 East 52nd Street

New York, NY 10022

Re:

Certain Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States Federal income tax considerations in connection with the filing with the Securities and Exchange Commission on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) with respect to $80,000,000 aggregate principal amount of 11.75% Convertible Senior Notes due 2027 (the “Notes”) of Anthracite Capital, Inc., a Maryland corporation (“Anthracite”), that were issued under the Indenture, dated as of August 29, 2007 (the “Indenture”), by and between Anthracite and Wells Fargo Bank, N.A., as trustee.  The Notes are to be offered and sold by certain securityholders of Anthracite.  We have acted as counsel to Anthracite in connection with the filing of the Registration Statement.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the preliminary prospectus, dated March 26, 2008 (the "Preliminary Prospectus"), which forms a part of and is included in the Registration Statement, (iii) the Indenture, and (iv) such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of Anthracite (the "Officers' Certificate") relating to, among other things, the actual and proposed operations of Anthracite and its subsidiaries (collectively, the "Company").  For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers' Certificate, the Preliminary Prospectus or in any other document.  In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, have not reviewed, and of which we may be unaware.  We have, consequently, assumed and relied on your representations that the information presented in the Officers' Certificate, the Preliminary Prospectus and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion.  We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.  Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers' Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Anthracite and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof.  It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to differing interpretations or change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue, or that a court will not sustain such a position if asserted by the IRS.

Based upon and subject to the foregoing, we are of the opinion that:

1.

Commencing with Anthracite's initial taxable year that ended on December 31, 1998, Anthracite was organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT.  Anthracite's qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements, including requirements relating to the composition of its assets and income, distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of Anthracite's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

2.

Although the discussion set forth in the Preliminary Prospectus under the caption "Federal Income Tax Considerations" does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Notes, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of Notes, subject to the limitations and qualifications set forth therein. The United States federal income tax consequences of the ownership and disposition of Notes by an investor will depend on that investor’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Federal Income Tax Considerations” as applied to any particular investor.

We express no opinion on any issue relating to Anthracite, the Company, or any investment therein, other than as expressly stated above.

This opinion has been prepared for you in connection with the transaction described herein.  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Preliminary Prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP